Exhibit 4.3
OMEROS CORPORATION
AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT
October 15, 2004

-i-

OMEROS CORPORATION
AMENDED AND RESTATED
INVESTORS’ RIGHTS AGREEMENT
     This Amended and Restated Investors’ Rights Agreement (this “Agreement”) is made as of the 15th day of October, 2004 by and among Omeros Corporation, a Washington corporation (the “Company”), the investors listed on Exhibit A hereto (the “Series E Investors”), H. Raymond Cairncross, Gregory A. Demopulos, M.D., George Kargianis, and Pamela Pierce Palmer, M.D., Ph.D., each of whom is herein referred to as a “Founder,” the holders of Series A Preferred Stock of the Company (the “Series A Preferred Stock”) listed on Exhibit B hereto (the “Series A Investors”), the holders of Series B Preferred Stock of the Company (the “Series B Preferred Stock”) listed on Exhibit C hereto (the “Series B Investors”), the holders of Series C Preferred Stock of the Company (the “Series C Preferred Stock”) listed on Exhibit D hereto (the “Series C Investors”), the holders of the Series D Preferred Stock of the Company (the “Series D Preferred Stock”) listed on Exhibit E hereto (the “Series D Investors,” and together with the Series A Investors, the Series B Investors, the Series C Investors and the Series E Investors, the “Investors”), and the holders of Common Stock of the Company (the “Common Stock”) listed on Exhibit F hereto (the “Common Shareholders”).
RECITALS
     The Company, the Founders, the Common Shareholders and the Investors are parties to the Amended and Restated Investors’ Rights Agreement dated as of March 16, 2004, as amended on March 19, 2004 (the “Prior Agreement”). The Company issued and sold to the Series E Investors shares of its Series E Preferred Stock pursuant to the Series E Preferred Stock Purchase Agreement (the “Purchase Agreement”) dated March 16, 2004 and Addendum Agreements thereto. A condition to the Series E Investors’ obligations under the Purchase Agreement and the Addendum Agreements thereto was that the Company, the Founders, the Common Shareholders and the Investors enter into the Prior Agreement in order to provide the Investors with (i) certain rights to register shares of Common Stock issuable upon conversion of the Preferred Stock held by the Investors, (ii) certain rights to receive or inspect information pertaining to the Company, (iii) a right of first offer with respect to certain issuances by the Company of its securities and (iv) a right of first refusal upon proposed sales of the Company’s securities held by the Investors and the Common Shareholders. The Company, the Investors, the Founders and the Common Shareholders each desire to amend and restate the Prior Agreement in its entirety as set forth herein in order to, among other things, provide certain of such rights to additional Investors.

AGREEMENT
     The parties hereby agree as follows:
     1. Registration Rights. The Company and the Investors covenant and agree as follows:
          1.1 Definitions. For purposes of this Section 1:
               (a) The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the “Securities Act”), and the declaration or ordering of effectiveness of such registration statement or document;
               (b) The term “Registrable Securities” means (i) the shares of Common Stock issuable or issued upon conversion of the Series A, Series B, Series C, Series D and Series E Preferred Stock, (ii) the shares of Common Stock issued to the Founders (the “Founders’ Stock”), provided, however, that for the purposes of Section 1.2, 1.4 and 1.13 the Founders’ Stock shall not be deemed Registrable Securities and the Founders shall not be deemed Holders, and (iii) any other shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares listed in (i) and (ii); provided, however, that the foregoing definition shall exclude in all cases any Registrable Securities sold by a person in a transaction in which his or her rights under this Agreement are not assigned. Notwithstanding the foregoing, Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale;
               (c) The number of shares of “Registrable Securities then outstanding” shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities;
               (d) The term “Holder” means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.12 of this Agreement;
               (e) The term “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor form under the Securities Act;
               (f) The term “SEC” means the Securities and Exchange Commission; and

               (g) The term “Qualified IPO” means a firm commitment underwritten public offering by the Company of shares of its Common Stock pursuant to a registration statement under the Securities Act, which results in aggregate gross proceeds to the Company of at least $10,000,000.
          1.2 Request for Registration.
               (a) If the Company shall receive at any time after the earlier of (i) three (3) years after the Closing (as defined in the Purchase Agreement) or (ii) six (6) months after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction), a written request from the Holders of at least thirty percent (30%) of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities with an anticipated aggregate gross offering price in excess of $10,000,000, then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of subsection 1.2(b), use its best efforts to effect as soon as practicable, and in any event within 60 days of the receipt of such request, the registration under the Securities Act of all Registrable Securities which the Holders request to be registered within twenty (20) days of the mailing of such notice by the Company in accordance with Section 4.3.
               (b) If the Holders initiating the registration request hereunder (“Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter will be selected by a majority in interest of the Initiating Holders and shall be reasonably acceptable to the Company. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.5(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

               (c) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2 a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than 120 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve-month period.
               (d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:
                    (i) After the Company has effected one (1) registration pursuant to this Section 1.2 and such registration has been declared or ordered effective;
                    (ii) During the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a registration subject to Section 1.3 hereof; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or
                    (iii) If the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.4 below.
          1.3 Company Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan or a transaction covered by Rule 145 under the Securities Act, a registration in which the only stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered, or any registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 4.3, the Company shall, subject to the provisions of Section 1.8, cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.
          1.4 Form S-3 Registration. In case the Company shall receive from any Holder or Holders of not less than twenty percent (20%) of the Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

               (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and
               (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.4: (i) if Form S-3 is not available for such offering by the Holders; (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $2,500,000; (iii) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 120 days after receipt of the request of the Holder or Holders under this Section 1.4; provided, however, that the Company shall not utilize this right more than once in any twelve month period; (iv) if the Company has, within the twelve (12) month period preceding the date of such request, already effected one (1) registration on Form S-3 for the Holders pursuant to this Section 1.4; (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance; or (vi) during the period ending one hundred eighty (180) days after the effective date of a registration statement subject to Section 1.3.
               (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 1.4 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3, respectively.
          1.5 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:
               (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days. The Company shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

               (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for up to one hundred twenty (120) days.
               (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.
               (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.
               (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.
               (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances, such obligation to continue for so long as the Company is obligated to maintain the effectiveness of such registration statement.
               (g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.
               (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.
               (i) Use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.
          1.6 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Securities. The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 or Section 1.4 of this Agreement if, as a result of the application of the preceding sentence, the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in subsection 1.2(a) or subsection 1.4(b)(ii), whichever is applicable.
          1.7 Expenses of Registration.
               (a) Demand Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders selected by them with the approval of the Company, which approval shall not be unreasonably withheld, shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2; provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.2.
               (b) Company Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications of Registrable Securities pursuant to Section 1.3 for each Holder (which right may be assigned as provided in Section 1.12), including (without limitation) all registration, filing, and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holder or Holders selected by them with the approval of the Company, which approval shall not be unreasonably withheld, shall be borne by the Company.
               (c) Registration on Form S-3. All expenses incurred in connection with a registration requested pursuant to Section 1.4, including (without limitation) all registration, filing, qualification, printers’ and accounting fees and the reasonable fees and disbursements of one counsel for the selling Holder or Holders selected by them with the approval of the Company, which approval shall not be unreasonably withheld, and counsel for the Company, but not including any underwriters’ discounts or commissions associated with Registrable Securities, shall be borne by the Company.
          1.8 Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under Section 1.3 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling shareholders according to the total amount of securities entitled to be included therein owned by each selling shareholder or in such other proportions as shall mutually be agreed to by such selling shareholders), but in no event shall (i) any shares being sold by a shareholder exercising a demand registration right similar to that granted in Section 1.2 be excluded from such offering, (ii) the amount of securities of the selling Holders of Preferred Stock included in the offering be reduced below thirty percent (30%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company’s securities, in which case (except as provided in (i) above) the selling shareholders may be excluded entirely if the underwriters make the determination described above and no other shareholder’s securities are included or (iii) any securities held by a Founder be included if any securities held by any selling Holder are excluded. For purposes of the preceding parenthetical concerning apportionment, for any selling shareholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and shareholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling shareholder,” and any pro-rata reduction with respect to such “selling shareholder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “selling shareholder,” as defined in this sentence.

          1.9 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.
          1.10 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:
               (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers, directors and shareholders of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any Holder, underwriter, controlling person or other aforementioned person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter, controlling person or other aforementioned person.
               (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that in no event shall any indemnity under this subsection 1.10(b) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder.
               (c) Promptly after receipt by an indemnified party under this Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.
               (d) If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided that in no event shall any contribution by a Holder under this subsection 1.10(d) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

               (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.
               (f) The obligations of the Company and Holders under this Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.
          1.11 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:
               (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;
               (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;
               (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and
               (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.
          1.12 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities that (i) is a subsidiary, parent, partner, limited partner, retired partner or shareholder of a Holder; (ii) is a

Holder’s family member or trust for the benefit of an individual Holder; or (iii) after such assignment or transfer, holds at least 200,000 shares of such securities, provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under Section 1.
          1.13 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities (except as otherwise provided in Section 4.2 hereof), enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 1.2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) to make a demand for registration of such securities.
          1.14 “Market Stand-Off” Agreement. Each Holder, Founder, Investor and Common Shareholder (collectively, the “Shareholders”) hereby agrees that, during the period of duration (up to, but not exceeding, 180 days) specified by the Company and an underwriter of Common Stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Securities Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, that:
               (a) such agreement shall be applicable only to the first such registration statement of the Company which covers Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering; and
               (b) all officers and directors of the Company, all one-percent or greater securityholders, and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements.

          In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Shareholder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period, and each Shareholder agrees that, if so requested, such Shareholder will execute an agreement in the form provided by the underwriter containing terms which are essentially consistent with the provisions of this Section 1.14.
          Notwithstanding the foregoing, the obligations described in this Section 1.14 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to an SEC Rule 145 transaction on Form S-4 or similar forms which may be promulgated in the future.
          1.15 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1 after the earlier of (i) five (5) years following the consummation of a Qualified IPO, or (ii) such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares during a consecutive three (3)-month period without registration.
     2. Covenants of the Company.
          2.1 Delivery of Financial Statements. The Company shall deliver to each Holder of at least 200,000 shares of Registrable Securities (other than a Holder reasonably deemed by the Company to be a competitor of the Company):
               (a) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of shareholder’s equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles (“GAAP”), and audited and certified by an independent public accounting firm of nationally recognized standing selected by the Company;
               (b) as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited profit or loss statement, a statement of cash flows for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter; and
               (d) as soon as practicable, but in any event thirty (30) days prior to the end of each fiscal year, a budget and business plan for the next fiscal year, prepared on a quarterly basis, and, as soon as prepared, any other budgets or revised budgets prepared by the Company.
          2.2 Inspection. The Company shall permit each Holder of at least 200,000 shares of Registrable Securities (except for a Holder reasonably deemed by the Company to be a competitor of the Company), at such Holder’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.
          2.3 Right of First Offer. Subject to the terms and conditions specified in this Section 2.3, the Company hereby grants to each Major Investor (as hereinafter defined) a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). For purposes of this Section 2.3, a “Major Investor” shall mean any person who holds at least 200,000 shares of Series B, Series C, Series D and/or Series E Preferred Stock (or Common Stock issued upon conversion of such shares of Series B, Series C, Series D and/or Series E Preferred Stock), as adjusted for stock dividends, stock splits, reclassifications and the like. For purposes of this Section 2.3, Major Investor includes any general partners and affiliates of a Major Investor. A Major Investor that chooses to exercise the right of first offer may designate as purchasers under such right itself or its partners or affiliates in such proportions as it deems appropriate.
          Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock (for purposes of this Section 2.3, the “Shares”), the Company shall first make an offering of such Shares to each Major Investor in accordance with the following provisions:
               (a) The Company shall deliver a notice by certified mail (“Notice”) to the Major Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.
               (b) Within 15 calendar days after delivery of the Notice, the Major Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares which equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion and exercise of all convertible or exercisable securities then held, by such Major Investor bears to the total number of shares of Common Stock then outstanding (assuming full conversion and exercise of all convertible securities, warrants or options). The Company shall promptly, in writing, inform each Major Investor that purchases all the shares available to it (each, a “Fully-Exercising Investor”) of any other Major Investor’s failure to do likewise. During the ten (10)-day period commencing after receipt of such information, each Fully-Exercising Investor shall be entitled to obtain that portion of the Shares for which Major Investors were entitled to subscribe but which were not subscribed for by the Major Investors that is equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion and exercise of all convertible or exercisable securities then held, by such Fully-Exercising Investor bears to the total number of shares of Common Stock then outstanding (assuming full conversion and exercise of all convertible or exercisable securities, warrants or options).

               (c) The Company may, during the 45-day period following the expiration of the period provided in subsection 2.3(b) hereof, offer the remaining unsubscribed portion of the Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within 60 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Major Investors in accordance herewith.
               (d) The right of first offer in this paragraph 2.3 shall not be applicable (i) to the issuance or sale of shares of Common Stock (or options therefor) to employees, officers, consultants and directors, vendors or others with whom the Company conducts business pursuant to a stock option plan or restricted stock plan approved by the Board of Directors for the primary purpose of soliciting or retaining their services, (ii) to or after consummation of a Qualified IPO, (iii) to the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities, (iv) to the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, or similar transaction, the terms of which are approved by the Board of Directors of the Company, (v) to the issuance of securities to financial institutions or lessors in connection with commercial credit arrangements, equipment financings, or similar transactions, or that are for other than primarily equity financing purposes, (vi) to the issuance or sale of the Series E Preferred Stock or warrants to purchase the Series E Preferred Stock, (vii) to the issuance of securities that, with unanimous approval of the Board of Directors of the Company, are not offered to any existing shareholder of the Company, or (viii) to the issuance of securities in connection with a transaction approved by the Board of Directors of the Company to an entity as a component of a business relationship with such entity also involving material manufacturing, marketing, distribution, product development and/or technology licensing arrangements. In addition to the foregoing, the right of first offer in this paragraph 2.3 shall not be applicable with respect to any Investor and any subsequent securities issuance, if (i) at the time of such subsequent securities issuance, the Investor is not an “accredited investor,” as that term is then defined in Rule 501(a) under the Securities Act, and (ii) such subsequent securities issuance is otherwise being offered only to accredited investors.
          2.4 Termination of Covenants.
               (a) The covenants set forth in Sections 2.1 through Section 2.3 shall terminate as to each Holder and be of no further force or effect (i) immediately prior to the closing of a Qualified IPO, or (ii) when the Company shall sell, convey, or otherwise dispose of or encumber all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any other transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, provided that this subsection (ii) shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Corporation.
               (b) The covenants set forth in Sections 2.1 and 2.2 shall terminate as to each Holder and be of no further force or effect when the Company first becomes subject to the periodic reporting requirements of Sections 13 or 15(d) of the Exchange Act, if this occurs earlier than the events described in Section 2.4(a).
     3. Restrictions on Transfer.
          3.1 Notice of Sales; Right of First Refusal.
               (a) Should any Shareholder propose to accept one or more bona fide offers (collectively, a “Purchase Offer”) from any person(s) or entity(ies) to purchase any shares of the Company’s capital stock or portions thereof held by such Shareholder (for purposes of this Section 3, the “Shares”) (other than as set forth in Section 3.4 hereof), such Shareholder shall promptly deliver a notice (the “Notice”) to the Company stating the terms and conditions of such Purchase Offer including, without limitation, the number of shares of the Company’s capital stock to be sold or transferred, the nature of such sale or transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee. The Company shall then have the right, exercisable by notice to the selling Shareholder within thirty (30) days after receipt of the Notice (the “Initial Company Refusal Period”), to exercise a first right to purchase all or a portion of such Shares (the “Initial Company Right of First Refusal”) on the same terms and conditions as described in the Notice.
               (b) If the Company does not exercise the Initial Company Right of First Refusal in full and the sale of the Shares by such Shareholder has been approved by a two-thirds majority of the Board of Directors of the Company pursuant to Section 3.3 hereof, then promptly after the expiration of the Initial Company Refusal Period, the Company shall send a written notice, which notice shall include the Notice from the selling Shareholder (together the “Second Notice”), to each Investor stating that the Company has chosen not to exercise, in full or in part, the Initial Company Right of First Refusal. The Company shall then have the right, exercisable by notice to the selling Shareholder within thirty (30) days after the date of the Second Notice (the “Subsequent Company Refusal Period”), to exercise a first right to purchase all or a portion of such Shares (the “Subsequent Company Right of First Refusal”) on the same terms and conditions as described in the Notice. Each Investor shall have the secondary right, subject to the Subsequent Company Right of First Refusal, exercisable by notice to the selling Shareholder and to the Company within twenty (20) days after the Second Notice (the “Refusal Period”), to exercise a right to purchase such Shares not purchased by the Company (the “Right of First Refusal”) on the same terms and conditions as described in the Notice and on a pro rata basis, based upon the number of shares of Common Stock issued and held, or issuable upon conversion and exercise of all convertible or exercisable securities then held, by such Investor relative to the aggregate number of shares of Common Stock issued and held, or issuable upon conversion and exercise of all convertible or exercisable securities then held, by all Investors; provided that if fewer than all Investors elect to participate, the Shares that would otherwise be allocated to non-participating Investors shall be allocated to each participating Investor in a manner such that each participating Investor is entitled to purchase at least such Investor’s pro rata portion of such unallocated or such different number of Shares as the participating Investors shall mutually agree. Upon expiration of the Subsequent Company Refusal Period, the Company will provide notice to all Investors as to whether or not the Subsequent Company Right of First

Refusal has been exercised by the Company, and to the extent that it has not, as to whether or not the Right of First Refusal has been exercised by one or more of the Investors.
          3.2 Failure to Exercise. The failure by the Company or an Investor to exercise the rights under Section 3.1 or Section 3.3 to purchase any portion of Shares in a sale of Shares made by a Shareholder shall not affect the Company’s or such Investor’s rights to purchase any portion of Shares in subsequent sales of Shares by any Shareholder.
          3.3 No Transfers without Board Approval. Except for transfers to the Company pursuant to Section 3.1 and except as permitted pursuant to Section 3.4, no Shareholder may transfer any shares of capital stock of the Company (including without limitation to Investors pursuant to Section 3.1(b)) without first obtaining the written consent to such transfer from a two-thirds majority of the Company’s Board of Directors, such two-thirds majority in its good faith judgment, having determined that such transfer would not be detrimental to the interests of the Company and its shareholders. In addition, as a condition precedent to any such transfer, the transferee must agree in writing to be bound by the terms of this Section 3.3 as if such transferee were a Shareholder under this Section 3.3, and to be bound by all other provisions of this Agreement applicable to the transferor.
          3.4 Permitted Transactions. The provisions of Section 3.1 and Section 3.3 of this Agreement shall not pertain or apply to:
               (a) any pledge of the Company’s capital stock made by a Shareholder pursuant to a bona fide loan transaction which creates a mere security interest;
               (b) any bona fide gift;
               (c) any transfer to a Shareholder’s ancestors, descendants or spouse or to a trust for their benefit;
               (d) any sale or transfer of shares of Common Stock among the Shareholders;
               (e) any sale or transfer by a Shareholder of up to 5% of the total number of shares of Common Stock held by such Shareholder on the date of this Agreement in any twelve-month period; provided that the pledgee, transferee or donee (collectively, the “Permitted Transferees”) shall furnish the other Shareholders with a written agreement to be bound by and comply with all provisions of this Agreement applicable to the Shareholders; or
               (f) any transfer by a Shareholder that is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse.

          3.5 Prohibited Transfers. Any attempt by a Shareholder to transfer shares of the Company in violation of Section 3 hereof shall be void, and the Company agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such shares without the written consent of the holders of a two-thirds majority of the Shareholders, voting as a single class on a fully diluted, as-converted basis, and the written consent of a two-thirds majority of the Board of Directors of the Company.
          3.6 Legended Certificates. Each certificate representing shares of the Series A, Series B, Series C, Series D and Series E Preferred Stock and Common Stock now owned by the Shareholders or issued to any Permitted Transferee pursuant to Section 3.4 shall bear the following legend:
“THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN RESTRICTIONS AGREEMENT BY AND BETWEEN THE SHAREHOLDER, THE CORPORATION AND CERTAIN HOLDERS OF COMMON AND PREFERRED STOCK OF THE CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.”
     The foregoing legend shall be removed upon termination of this Agreement in accordance with the provisions of Section 3.7.
          3.7 Termination. The obligations and restrictions contained in this Section 3 shall terminate upon the earliest to occur of any one of the following events (and shall not apply to any transfer by a Shareholder in connection with any such event):
               (a) the liquidation, dissolution or indefinite cessation of the business operations of the Company;
               (b) the execution by the Company of a general assignment for the benefit of creditors or the appointment of a receiver or trustee to take possession of the property and assets of the Company;
               (c) the consummation of a Qualified IPO; or
               (d) the sale, conveyance, disposal, or encumbrance of all or substantially all of the Company’s property or business or the Company’s merger into or consolidation with any other corporation (other than a wholly-owned subsidiary corporation) or if the Company effects any other transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of; provided that this Section 3.7(d) shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Company.

     4. Miscellaneous.
          4.1 Successors and Assigns. Except as otherwise provided in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties (including transferees of any of the Preferred Stock or any Common Stock issued upon conversion thereof). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
          4.2 Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding, not including the Founders’ Stock; provided that if such amendment has the effect of affecting the Founders’ Stock (i) in a manner different than securities issued to the Investors and (ii) in a manner adverse to the interests of the holders of the Founders’ Stock, then such amendment shall require the consent of the holder or holders of a majority of the Founders’ Stock. Notwithstanding the foregoing, subsequent Purchasers (as defined under the Purchase Agreement) of the Company’s Series E Preferred Stock under the Purchase Agreement or any Addendum Agreement thereto will be added as a party to this Agreement as an Investor without having to obtain the consents set forth above and shall be bound by and entitled to the terms, benefits and conditions herein by the execution and delivery of a signature page to this Agreement. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.
          4.3 Notices. Unless otherwise provided, any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by telegram or fax with electronic confirmation received, or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address or fax number as set forth on the signature page or Exhibits hereto or as subsequently modified by written notice.
          4.4 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of this Agreement shall be interpreted as if such provision were so excluded and (c) the balance of this Agreement shall be enforceable in accordance with its terms.

          4.5 Governing Law. This Agreement and all acts and transactions pursuant hereto shall be governed, construed and interpreted in accordance with the laws of the State of Washington, without giving effect to principles of conflicts of laws.
          4.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
          4.7 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
          4.8 Aggregation of Stock. All shares of the Preferred Stock held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.
          4.9 Entire Agreement. This Agreement (including the Exhibits hereto, if any) constitutes the entire understanding among the parties with regard to the subjects hereof and thereof.
          4.10 Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.
          4.11 Arbitration. The parties agree to attempt in good faith to negotiate a settlement of any and all controversies, claims, or disputes arising out of, relating to, or resulting from this Agreement. If, after such good faith negotiation, the parties are not able to reach a settlement, any and all of such controversies, claims, or disputes arising out of, relating to, or resulting from this Agreement shall be subject to binding arbitration. Such arbitration shall take place in Seattle, Washington and will be administered by the American Arbitration Association (“AAA”) in accordance with its Rules for the Resolution of Commercial Disputes. The parties agree that the arbitrator shall have the power to decide any motions brought by any party to the arbitration, including motions for summary judgment and/or adjudication and motions to dismiss and demurrers, prior to any arbitration hearing. The parties also agree that the arbitrator shall have the power to award any remedies, including attorneys’ fees and costs, available under applicable law, provided that the prevailing party in any arbitration shall be entitled to its reasonable attorneys fees and costs. The decision of the arbitrator shall be in writing.

Arbitration shall be the sole, exclusive and final remedy for any dispute under this Agreement and the decision of the arbitrator may be entered by a party in any court or forum, state or federal, being of competent jurisdiction. Accordingly, no party will be permitted to pursue court action regarding this Agreement except as expressly permitted in the preceding sentence. Notwithstanding the foregoing, each party retains the right to seek injunctive relief to prevent a breach, threatened breach or continuing breach of this Agreement that would cause irreparable injury to such party.
          4.12 Termination and Supersession. This Agreement replaces and supersedes the Prior Agreement, and the Prior Agreement is hereby terminated.
[Signature Page Follows]

     The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

COMPANY: OMEROS CORPORATION
By:	/s/ Gregory A. Demopulos
Gregory A. Demopulos, M.D.
Chairman of the Board, President and Chief Executive Officer Address: 1420 Fifth Ave., Suite 2600 Seattle, WA 98101 Fax: (206) 264-7856

SIGNATURE PAGE TO OMEROS CORPORATION’S
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SERIES E INVESTOR:

(Investor)

By:
Name:
(print)
Title:
(if applicable)
Address:

Fax:

SIGNATURE PAGE TO OMEROS CORPORATION’S
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOUNDERS:

H. Raymond Cairncross

Address: Fax:

/s/ Gregory A. Demopulos
Gregory A. Demopulos, M.D.

Address: Fax:

George Kargianis

Address: Fax:

Pamela Pierce Palmer, M.D., Ph.D.

Address: Fax:

SIGNATURE PAGE TO OMEROS CORPORATION’S
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SERIES A INVESTOR:

(Investor)

By:
Name:
(print)
Title:

Address:

Fax:

SIGNATURE PAGE TO OMEROS CORPORATION’S
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SERIES B INVESTOR:

(Investor)

By:
Name:
(print)
Title:

Address:

Fax:

SIGNATURE PAGE TO OMEROS CORPORATION’S
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SERIES C INVESTOR:

(Investor)

By:
Name:
(print)
Title:

Address:

Fax:

SIGNATURE PAGE TO OMEROS CORPORATION’S
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SERIES D INVESTOR:

(Investor)

By:
Name:
(print)
Title:

Address:

Fax:

SIGNATURE PAGE TO OMEROS CORPORATION’S
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

COMMON SHAREHOLDER:
/s/ Gregory A. Demopulos
(Common Shareholder)

By:
Name:
(print)
Title:

Address:

Fax:

SIGNATURE PAGE TO OMEROS CORPORATION’S
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

Exhibit A
SERIES E INVESTORS
Marie Stanislaw and Steve Abel
Charles L. Anderson
Dean E. and Lynda M. Anderson JTWROS
Richard W. Anderson
Charles C. Andonian
Andonian Family GST Trust
Martin Andrews
Robert M. Arnold
William and Sylvia Bailey
David H. and Jean Barber
Larry L. Barokas
Alan Bartelheimer
Robert and Alice Bender
Thad Berger
William Blum
Stephen K. Boone
BPEF 2 Omeros Partners, LP
Harold D. Brown
Frederick S. & Jane H. Buckner
Christine Buecker IRA Charles Schwab & Co., Inc. Cust.
John Burgess

Mark Callaghan
Cheve Famille LLC
Chicago Private Investments, Inc.
Ching Defined Benefit Pension Plan
Ching Revocable Trust
Jeff & Janee Christianson
Delores Christianson
Ivan Christianson
CIBC Trust Company (Bahamas) Limited as Trustee of T-2100
Alan and Margaret Cornell
Dale E. Cowles
Bennett and Shirley LaFollette Cozadd
R. Michael Creighton
Critchfield Investment Partners, L.P.
Brian Crynes
Robert Curley
Jann Curley
Michael and Martha Davidson
Harold L. and Pride E. Davies
Patrick Day
M.R. de Carvalho
Delaware Charter Guarantee & Trust Co., Trustee FBO, Jeff Esfeld/Roth IRA
Dennis Shay Co. Profit Sharing Trust
Moss Adams LLP DEF BEN PEN PL #95 U/A DTD 1/31/89, Edward C. Drosdick, TTEE

Richard R. and Marilyn B. Dunn
Richard M. Elkus
Steven and Pauline Elliott
Kevin Elliott
Ruth and John Fay
Robert Feldman
First Washington PSP, DTD 7/1/84 FBO Philip F. Frank Jr., Philip F. Frank Jr. Trustee
Drew & Kristin Fletcher
Barbara R. and Robert M. Frayn, Jr.
Frederick Goldberg Family, LLC
Stuart Fuchs IRA
Gary and Della Furukawa
Michael Gano
Eduardo Garcia & Jane Hoerig
Gretchen Garth
Bill and Lindy Gaylord
Gregory and Susan George
Jonathan R. Goldner
Dian Goldberg
Frederick Goldberg
Stanley and Carolyn Graves
Grosvenor Special Ventures IV, LP
Frank B. & Joan Hall
Scott & Kerry Hall

Bradley Harris
Tom and Jo Ann R. Hornsten
Arthur and Janet Stanton Hurd
Peter Indelicato
Walter R. Ingram
Sam and Naomi Israel
Donald M. Jasper
Donald and Beverly Jefferson
Scott and Susan Jennings
JLB Investment Company
Kanter Family Foundation (IL Corp.)
Gloria Katz Revocable Trust
Bruce Keithly IRA Charles Schwab & Co., Inc. Cust.
David Kenyon
Edward B. Kibble
Donald E. Kline
Robert Kollack
Koppes Family Revocable Trust, Alan W. Koppes Trustee
Dennis J. Kvidera
Kvidera Living Trust
Henry Liebman
Rex Lund
Louis Lundquist
Kathy Lusher

Chai Mann
Pamela B McCabe
Patrick and Michele McCarthy
Karen McDonald
Susan Melodia
Lawrence Meurk
Joanne K. Meyers
Randee Sue Meyers
Michael C. Mossman
MST Partners
Douglas Norberg
Novel BioVentures LLC
Richard J. and Vonda M. Olson
B. Delores O’Neil
Thomas Orvald
James Osgood
Donald F. Padelford
Christohper G Pallis
Chris N Pallis
Christopher G. Pallis IRA
Vasillios N. Pallis
Patricia L. Pedegana
Donald & Laura Peterson Petersen, JTWROS
Donald E. Petersen

Brent P. Pistorese and Linda D. Pistorese Revocable Living Trust
Hasso Plattner
Kathleen Popham
Prentice Family Partnership
Prime Time Partners, L.P.
Prime Time Partners
Herbert Pruzan
Harry Pryde
Paul A. Raidna
Peter and Debra Rettman
George Reynolds
Bradley G. Rich
Ring Revocable Trust, Lawrence W. Ring, Trustee
R.E. Rohde
Dan Rome
John C. Rosling
Donn Rowe
John and Linda Schukar
George E.S. Seligman
Steven L. Sherman
Sherwood Associates, LLC
Lorraine Smith
Linda Barker Spear
John M. Spicer

Robert H and Rita A. Splan
Greg and Vicky Stamolis
Chris W. Strand IRA Rollover UTA Charles Schwab & Co. Inc.
Joseph P. & D. Dyann Strecker
Stuart Sulman
Scott Sulman
Summit Capital Partners, L.P.
Michael J Swindling
Janet Taggares
Tenwall Investment Co.
Brad Thompson
Richard Toll
Wells Fargo Bank IRA C/F Richard W. Tschetter
Gregory P. Vernon
Trevor Vernon
Jerome K. Walsh
Stephen J. Warner
Washington Research Foundation
Gary Waterman
Bruce E. Watterson
Michael Weaver
Jon D. Wheeler
Brad Williamson
Charlotte Witter

Malcolm G. Witter IRA/Bear Stearns Custodian
Olivia Witter

Exhibit B
SERIES A INVESTORS
Gary R. and Mitzi M. Aspiri
Aspiri Enterprises LLC
Jon A. and Julie P. Barwick
Thomas W. and Ann M. Barwick
David and Virginia Broudy
Thomas J. Cable Defined Benefit Retirement Plan
Larry W. and Mary K. Crocker, JTWROS
Peter A. Demopulos, M.D.
Milton and Nancy English
Barbara R. and Robert M. Frayn, Jr.
Steven and Anne Gillis, JTWROS
E. Cary Halpin D.D.S., P.S.
Profit Sharing Plan
Chauncey F. Lufkin
Chauncey F. Lufkin, as trustee for
Wende Lufkin
Chauncey F. Lufkin, as trustee for
Lisa L. Collins
Chauncey F. Lufkin, as trustee for
Chauncey F. Lufkin, Jr.
Chauncey F. Lufkin, as trustee for
Andrew Lufkin
Chris G. and Vasiliki L. Pallis
Harry Pryde

Wayne E. Quinton
William J. Rex
T2G Limited Partnership

Exhibit C
SERIES B INVESTORS
Charles L. Anderson
Travis S. Ashby
Aspiri Enterprises LLC
Milton A. Barrett, Jr. and Jane S. Barrett
Andrew J. Berndt
Bost & Co. FBO Leonard A. Yerkes
John M. Brenneman
Susan E. Brock-Utne
Thomas F. and Joyce S. Broderick
Thomas J. Cable
City National Bank
TTEE FBO DWT/James
City National Bank Bank Trustee
DWT FBO Bruce Lamka
Dale E. Cowles
Critchfield Investment Partners, L.P.
Thomas E. Doelger
George T. Drugas, M.D. & Heidi J. Drugas
Peter W. Eising
Ruth G. Fleischmann
Francis D. Galey
Gretchen Garth
William H. Gates, Jr.

Jerry L. and Mary E. Gatewood
Jonathan R. Goldner
Joshua Starbuck Goldner
Marcia M. Goldner
Steven Goldner
As custodian for Julia Starbuck Goldner
Steven Craig Goldner
Dan M. and Wendy Ershig Guy III
Frank B. and Joan B. Hall
Scott and Kerry Hall
Patrick M. and Melinda G. Hannigan
Tom and JoAnn Hornsten
Donn and Abigail Hutchins
Barbara Olivia Jackson
Blayne Johnson
David Kenyon
Edward R. Kibble
Scott Land
Captain Thomas Latsoudis
Chauncey F. Lufkin
Rex Lund
Pamela B. McCabe
Craig McCallum
Daniel J. McHugh
Patricia A. Milbank

Patrick R. Milbank
MST Partners — Leonard H. Shapiro
Dallas L. Otter
Carol F. Padelford
Chris G. and Vasiliki L. Pallis
Panos Brothers Capital, LLC
Patricia L. Pedegana
Piper Jaffray, Inc. as custodian for the benefit of (FBO)
John Hopkins
Arlen I. Prentice
David Prentice
Quarry Capital Corporation
Paul A. Raidna
Robert J. and Terri L. Rusch, Jr.
John B. Scates
Craig E. Sherman
A.G. Edwards & Sons, Inc. Custodian for Daniel A. Sherman, M.D.,
FBO Daniel A. Sherman M.D. Profit Sharing Plan
Vicki L. Sheron
Christopher F. Smith
Gary B. and Marilyn R. Smith
Beth Starbuck
Craig W. and Valerie A. Stewart
STF III, L.P.
Joseph P. Strecker and D. Dyann Strecker

Paul and Mary Elizabeth Stritmatter
A.L. and Lucy J. Sytman
T2G Limited Partnership
David R. Toll
Trans Cosmos USA, Inc.
TTEE Robert W. Bethke Living Trust U/A DTD August 22, 1986
VLG Investments 1998
Wayne C. Wager
Christian Wedell
Malcolm G. Witter
Robert L. and Valerie R. Yurina

Exhibit D
SERIES C INVESTORS
Douglas D. Adkins
Alchemy Partners, LLC
Charles L. Anderson
Richard W. Anderson
Travis Ashby
Aspiri Enterprises LLC
Milton A. Barrett, Jr. and Jane S. Barrett
Roger C. Berger, Marital Trust
Andrew J. Berndt
John Brenneman
Deborah Brunton
Frederick S. and Jane H. Buckner
Thomas J. Cable
Ivan and Delores Christianson
Jeff and Janee Christianson
CIBC World Markets as custodian for
Dr. Lynn Staheli IRA
Reed Corry
Dale L. Cowles
Critchfield Investment Partners, L.P.
CSK-4 Investment Fund
Dean Witter Reynolds custodian for
Marianne LoGerfo IRA Standard

Delphic Navigation Company Limited
Thomas E. Doelger
Chris T. Economou
Ershig Family Ltd. Partnership
Ruth G. Fleischmann
Drew and Kristin Fletcher
Edward D. Fugo, Jr.
John Gerondis
James Giammatteo
Gary Glant
Jonathan Goldner
Marcia Goldner
Steven Goldner as custodian for
Joshua Goldner
Steven Goldner as custodian for
Julia Goldner
Thomas Green
Dan M. and Wendy Ershig Guy III
H&L Investment Company
Frank B. and Joan B. Hall
Scott and Kerry Hall
Charles K. Hanson
Leroy E. Hood, M.D., Ph.D.
Tom and JoAnn Hornsten
Grady Hughes
Donn and Abigail Hutchins

Bost & Co. FBO
Leonard A. Yerkes III
Itochu Finance Corporation
Barbara Olivia Jackson
Jerome M. Johnson
Makoto Kaneshiro
William T. Karr
John Keister
David Kenyon
Sanjeev Khanna
Edward B. Kibble
Pamela L. Kirkpatrick
Donald E. Kline
Larry Kopp
Bruce Lamka and Susan Duffy
The Lawrence Trust as dated Aug. 3, 1989,
as amended June 6, 1997 and Sept. 16, 1998
Michael Ludwig
Luna Capital LLC I
Pamela and Robert McCabe
Daniel J. McHugh
Marion Colby McNamara
Joanne K. Meyers
Mission Management and Trust FBO
Lawrence Ring IRA Account 7467
Robert H. Monroe

MST Partners — Leonard H. Shapiro
Richard J. and Vonda Olson
Gary Oppenheim
PAC Partnership
Carol F. Padelford
Donald F. Padelford
Chris Pallis
Patricia L. Pedegana
Donald E. Petersen and Laura J. Peterson, JTWROS
David Pienkowski
Brent and Linda Pistorese
Prentice Family Partnership
George A. and Sara A. Reynolds
John B. Scates
Scott E. Scribner
Martin Selig
Steven L. and Judith F. Sherman
Vicki L. Sheron
Geoffrey B. Shilling
John M. Spicer
Robert H. Splan
Survivors Trust Dated 7/31/93
Craig W. Stewart
Craig W. and Valerie A. Stewart
Harry G. Stewart

STF III, L.P.
Joseph P. Strecker IRA 8566-1600
Joseph P. and D. Dyann Strecker
D. Dyann Strecker IRA 8566-1258
Steve and Lori Sweningson
Michael Swindling
Tranceka, LLC
Trans Cosmos USA, Inc.
Geoffrey P. and Judith K. Vernon
Joseph R. Vitulli
Bruce E. Watterson
Malcolm G. Witter

Exhibit E
SERIES D INVESTORS
Douglas D. Adkins
Richard W. Anderson
Aspiri Enterprises LLC
Thomas W. Barwick
Catherine K. Boshaw
Frederick S. and Jane H. Buckner
Richard and Sallie Burhans
Mark Callaghan
Nicole Chitnis
Jeff and Janee Christianson
Ivan and Delores Christianson
Reed Corry
Mary E. Drobka
Georgette Essad
Gretchen Fava
Drew and Kristin Fletcher
Robert M. Frayne, Jr. and Barbara R. Frayne
Francis D. Galey
Gary Glant
Eunice Kensinger Goldner
Eunice Kensinger Goldner as custodian for
Julia Starbuck Goldner under the UGMA
Marcia M. Goldner

Jonathan R. Goldner
Richard D. Goldner
Steven C. Goldner
Eunice Kensinger Goldner as custodian for
Joshua Starbuck Goldner under the UGMA
Dan M. and Wendy Ershig Guy, III
H&L Investment Company
David E. Hartman
John M. Hopkins
Tom R. Hornsten
Grady M. Hughes
Barbara Olivia Jackson
City National Bank Trustee FBO DWT/Thomas James
Donald M. Jasper
Donald S. and Beverly J. Jefferson JTWROS
Jerome M. Johnson
John Keister
Russell C. Keithly
Edward B. Kibble
Larry S. Kopp
Duane and Suzanne Koxlien
Bruce Lamka and Susan Duffy
Joanne K. Meyers
Michele K. McCarthy Revocable Trust
Michele McCarthy Trustee
Karen McDonald

Michael C. Mossman
MST Partners
Richard J. and Vonda M. Olson
Donald F. Padelford
Chris Pallis
Donald E. Petersen and Laura J. Peterson, JTWROS
David Pienkowski
Brent P. Piesterese and Linda D. Piesterese Revocable Living Trust
Arthur C. III and Kathleen Popham
Prentice Family Partnership
Paul A. Raidna
George A. and Sara A. Reynolds
Bradley G. Rich
John C. Rosling
George E.S. Seligman
Robert H. Splan Survivors Trust
Steven L. Sherman
Staheli, Inc., Profit Sharing Trustees: Lynn and Lana Staheli
Beth Starbuck
Joseph P. and D. Dyann Strecker
Summit Capital Partners, L.P.
Michael J. Swindling
Janet Taggares
Tranceka, LLC
J. Joseph Veranth Rollover IRA

Gregory P. Vernon
Trevor Vernon
Joseph R. Vitulli
Malcolm G. Witter
Robert L. and Valerie R. Yurina

Exhibit F
COMMON SHAREHOLDERS
Aspiri Enterprises LLC
Scott T. Bell*
John Brenneman
Thomas F. Broderick
H. Raymond Cairncross
H. Raymond Cairncross as Custodian for Caitlin D. Cairncross*
H. Raymond Cairncross as Custodian for Christian H. Cairncross*
Terrence I. Danysh
Gregory A. Demopulos, M.D.
William W. Ericson*
Demopulos Family Trust
Janet Garrow*
Joshua Gebhardt*
Gail E. Gillenwater*
John W. Hempelmann*
Jeffrey Herz*
George Kargianis*
Marcia S. Kelbon*
Craig T. Kobayashi*
Donald E. Marcy
James W. McGinity*
Allison and Todd McIntyre*

John McKay*
Mark Mooney*
Eoin O’Leary*
George Pallis*
Themio Pallis*
Pamela A. Pierce-Palmer, M.D., Ph.D.
J. Thomas Richardson*
Dawson Taylor*
David R. Toll
Tranceka, LLC
Daniel C. Vaughn*
Rachel A. Weiss*

*	Shall not be deemed a Common Shareholder pursuant to this Agreement until such time as such person or entity shall have executed a counterpart signature page to this Agreement.